Ex 10.9

                                  Agreement of
              Shunde Yi Wan Communication Equipment Plant Co., Ltd.
                        on the Transfer of Equity Shares

Shunde Yi Wan Communication Equipment Plant Co., Ltd. (hereinafter called Joint
Venture) is a Sino-Foreign Joint Venture formed by Shunde Zhiyuan Developing Co.
(hereinafter called Party A) and Marco Wan Da Construction Inc. (hereinafter called Party B). During the cooperation period, both Parties, adhering to the principle of mutual benefit and mutual development, successfully conducted the business administration of the Joint Venture.

In the light of the development program and business necessity of the Joint
Venture, Party A and Party B, through friendly consultation, have agreed to transfer their respective equity shares to Yi Wan Group, Inc. (hereinafter called Party C). Party A, Party B and Party C through negotiation, have reached agreement as follows:

1.   It is agreed that Party A, Shunde Zhiyuan Developing Co., will recede from the original Joint Venture and that Party A will transfer the ready workshop of 3,500, square meters to Yi wan Group. Inc.
2.   It is agreed that Party B, Marco Wan Da Construction, Inc., will recede from the original Joint Venture and Party B's shareholdings of 1,500,000
     U.S dollars in the Joint Venture (accounting for 100% of the registered capital of the Joint Venture) will transfer to Yi Wan Group, Inc.
3.   The Joint Venture will thus become an exclusively foreign invested enterprise. The total amount of the investment of the foreign enterprise will be 2,000,000 U.S dollars and its registered capital will be 1,500,000
     U.S dollars, Yi Wan Group, Inc. shall invest the money within one year after the date of issuance of date business license.
4.   The foreign enterprise shall take all of the creditor's rights and liabilities in the legal sense. None of the above rights and liabilities shall be in connection with Party A and Party B.
5.   Applicable Law and Dispute Resolution: In the event disputes arise, they shall be settled by arbitration in accordance with the laws and regulations of China.
6.   This agreement shall come into force as of the date when the three parties sign it.
7.   This agreement is in six duplicates, each party of the three holds two copies. All of the six copies shall have equal legal effect.
8.   Other matters not dealt with here in this agreement shall be solved through consultation by the three parties.

In a friendly atmosphere, the three parties are satisfied with the transfer arrangements and they sign this agreement for such purpose.

Party A: Shunde Zhiyuan Developing Co.
Authorized Representative: Huang Jing /s/

Party B: Marco Wan Da Construction Inc.
Authorized Representative: Chen Guohua /s/

Party C: Yi Wan Group, Inc.
Authorized Representative: He Lei /s/

Signing Date: March 18th, 2000
Signing Place: Shunde City, Guangdong Province, China